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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 23, 2001


                             Brooks Automation, Inc.
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             (Exact Name Of Registrant As Specified In Its Charter)


                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


             0-25434                                      04-3040660
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     (Commission File Number)               (I.R.S. Employer Identification No.)


15 Elizabeth Drive, Chelmsford, Massachusetts                  01824
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  (Address of Principal Executive Offices)                   (Zip Code)


                                 (978) 262-2400
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              (Registrant's Telephone Number, Including Area Code)


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS

     On May 23, 2001, Brooks Automation, Inc. ("Brooks") completed the sale of its private offering of $175,000,000.00 aggregate principal amount of its 4.75% subordinated convertible notes (the "Notes"). The net proceeds to Brooks from the sale of the Notes of approximately $169,250,000.00 is expected to be used for general corporate purposes, including working capital, leasehold improvements and capital equipment purchases. A portion of the proceeds may also be used to acquire additional businesses, products and technologies, or to establish strategic alliances that Brooks believes will complement its current or future business.

     In this filing, references to "Brooks," "we," "our," or "us," refer to Brooks Automation, Inc.

     We issued the Notes under an indenture dated as of May 23, 2001 between us and State Street Bank and Trust Company, as trustee (the "indenture"). Brooks has agreed to file a shelf registration statement with respect to the Notes pursuant to a Registration Rights Agreement dated as of May 23, 2001. The following summarizes some, but not all, provisions of the Notes, the indenture and the Registration Rights Agreement.

GENERAL

     The Notes are unsecured general obligations of Brooks and are subordinate in right of payment as described in the section herein entitled "-- Subordination of Notes." The Notes are convertible into common stock as described in the section herein entitled "-- Conversion of Notes." The Notes will be issued only in denominations of $1,000 or in multiples of $1,000. The Notes will mature on June 1, 2008, unless earlier redeemed at our option by us or purchased by us at the Note holder's option upon a change in control.

     The indenture does not limit our or our subsidiaries' ability to pay dividends, incur debt or issue or repurchase securities. In addition, there are no financial covenants in the indenture.

     The Notes bear interest at the annual rate of 4.75% subject to increases described in the section herein entitled "-- Registration Rights" below. Interest is payable on June 1 and December 1 of each year, beginning December 1, 2001, subject to limited exceptions if the Notes are converted, redeemed or purchased prior to the interest payment date. The record dates for the payment of interest will be May 15 and November 15. We may, at our option, pay interest on the Notes by check mailed to the holders. However, a holder with an aggregate principal amount of Notes in excess of $2,000,000 will be paid by wire transfer in immediately available funds at its election. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months. We are not required to make any payment on the Notes due on any day which is not a business day until the next succeeding business day. The payment made on the next succeeding business day will be treated as though it were paid on the original due date and no interest will accrue


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on the payment for the additional period of time.

     We will maintain an office in The City of New York where the Notes may be presented for registration, transfer, exchange or conversion. This office is initially an office or agency of the trustee. The Notes are issued only in fully-registered book-entry form, without coupons, and are represented by one or more global Notes. There is no service charge for any registration of transfer or exchange of Notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

CONVERSION OF NOTES

     The holders of the Notes have the right, at their option, to convert the Notes into shares of our common stock at any time prior to maturity, unless previously redeemed or purchased, at the conversion price of $70.23 per share, subject to the adjustments described below.

     Except as described below, we will not make any payment or other adjustment for accrued interest or dividends on any common stock issued upon conversion of the Notes. If the holders of the Notes submit their Notes for conversion between a record date and the opening of business on the next interest payment date, they must pay funds equal to the interest payable on the converted principal amount, except if the submitted Notes or portions of Notes are called for redemption or are subject to purchase following a change in control on a date during the period from the close of business on a record date and ending on the opening of business on the first business day after the next interest payment date, or if this interest payment date is not a business day, the second business day after the interest payment date. As a result of the foregoing provisions, if the exception described in the preceding sentence does not apply and the holders of the Notes surrender their Notes for conversion on a date that is not an interest payment date, such holders will not receive any interest for the period from the interest payment date next preceding the date of conversion to the date of conversion or for any later period.

     We will not issue fractional shares of common stock upon conversion of Notes. Instead, we will pay a cash amount based upon the closing market price of the common stock on the last trading day prior to the date of conversion.

     If the Notes are called for redemption or are subject to purchase following a change in control, the conversion rights on the Notes called for redemption or so subject to purchase will expire at the close of business on the last business day before the redemption date or purchase date, as the case may be, unless we default in the payment of the redemption price or purchase price. If the holders of the Notes have submitted the Notes for purchase upon a change in control, such holders may only convert the Notes if they withdraw their election in accordance with the indenture.

     The conversion price will be adjusted upon the occurrence of:


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     (1)  the issuance of shares of our common stock as a dividend or distribution on our common stock;

     (2)  the subdivision or combination of our outstanding common stock;

     (3) the issuance to all or substantially all holders of our common stock of rights or warrants entitling them for a period of not more than 60 days to subscribe for or purchase our common stock, or securities convertible into our common stock, at a price per share or a conversion price per share less than the then current market price per share, provided that the conversion price will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration;

     (4) the distribution to all or substantially all holders of our common stock of shares of our capital stock, evidences of indebtedness or other non-cash assets, or rights or warrants, excluding:

          - dividends, distributions and rights or warrants referred to in clause (1) or (3) above;

          - dividends or distributions exclusively in cash referred to in clause (5) below; and

          - distribution of rights to all holders of common stock pursuant to an adoption of a shareholder rights plan;

     (5) the dividend or distribution to all or substantially all holders of our common stock of all-cash distributions in an aggregate amount that together with (A) any cash and the fair market value of any other consideration payable in respect of any tender offer by us or any of our subsidiaries for our common stock consummated within the preceding 12 months not triggering a conversion price adjustment and (B) all other all-cash distributions to all or substantially all holders of our common stock made within the preceding 12 months not triggering a conversion price adjustment, exceeds an amount equal to 10% of our market capitalization on the business day immediately preceding the day on which we declare such distribution; and

     (6) the purchase of our common stock pursuant to a tender offer (within the meaning of the U.S. federal securities laws) made by us or any of our subsidiaries to the extent that the same involves aggregate consideration that together with (A) any cash and the fair market value of any other consideration payable in respect of any tender offer by us or any of our subsidiaries for our common stock consummated within the preceding 12 months not triggering a conversion price adjustment and (B) all-cash distributions to all or substantially all holders of our common stock made within the preceding 12 months not triggering a conversion price adjustment, exceeds an amount equal to 10% of our market capitalization on the expiration date of such tender offer.


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     In the event of:

     -    any reclassification of our common stock; or

     -    a consolidation, merger or combination involving Brooks; or

     - a sale or conveyance to another person of the property and assets of Brooks as an entirety or substantially as an entirety,

in which holders of our outstanding common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, holders of Notes generally are entitled to convert their Notes into the same type of consideration received by common stockholders immediately prior to one of these types of events.

     We are permitted to reduce the conversion price of the Notes by any amount for a period of at least 20 days if our board of directors determines that such reduction would be in the best interest of Brooks. We are required to give at least 15 days prior notice of any reduction in the conversion price. We may also reduce the conversion price to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of stock or similar event.

     No adjustment in the conversion price is required unless it will result in a change in the conversion price of at least one percent. Any adjustment not made will be taken into account in subsequent adjustments. Except as stated above, we will not adjust the conversion price for the issuance of our common stock or any securities convertible into or exchangeable for our common stock or the right to purchase our common stock or such convertible or exchangeable securities.

SUBORDINATION OF NOTES

     The payment of the principal of, premium, if any, and interest on the Notes is subordinated to the extent provided in the indenture to the prior payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all senior indebtedness.

     Upon any distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, or in bankruptcy, insolvency, receivership or similar proceedings, payment of the principal of, premium, if any, and interest (including any additional interest) on the Notes is subordinated in right of payment to the prior payment in full, in cash or other payment satisfactory to the holders of senior indebtedness, of all senior indebtedness.

     In the event of any acceleration of the Notes because of an event of default, the holders of any senior indebtedness then outstanding are entitled to payment in full, in cash or


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other payment satisfactory to the holders of senior indebtedness, of all obligations with respect to such senior indebtedness before the holders of Notes are entitled to receive any payment or other distribution. We are required to promptly notify holders of senior indebtedness if payment of the Notes is accelerated because of an event of default.

     We also may not make any payment on the Notes if:

     - a default in the payment of designated senior indebtedness occurs and is continuing beyond any applicable period of grace; or

     - any other default occurs and is continuing with respect to designated senior indebtedness that permits holders of the designated senior indebtedness to accelerate its maturity and the trustee receives a notice of such default, which we refer to as a payment blockage notice, from any person permitted to give this notice under the indenture.

     We may resume making payments on the Notes:

     - in the case of a payment default, when the default is cured or waived or ceases to exist; and

     - in the case of a nonpayment default, the earlier of (1) when the default is cured or waived or ceases to exist and (2) 179 days after receipt of the payment blockage notice.

     No new period of payment blockage may be commenced pursuant to a payment blockage notice unless and until 365 days have elapsed since our receipt of the prior payment blockage notice.

     No default that existed on the date of delivery of any payment blockage notice to the trustee may be the basis for a subsequent payment blockage notice.

     By reason of the subordination provisions described above, in the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the Notes may receive less, ratably, than the other creditors of Brooks. These subordination provisions will not prevent the occurrence of any event of default under the indenture. The indenture does not limit our ability to incur additional indebtedness, including senior indebtedness. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the Notes.

     A portion of our operations are or in the future may be conducted through subsidiaries. As a result, our cash flow and our ability to service our debt, including the Notes, would depend upon the earnings of our subsidiaries. In addition, we would be dependent on the distribution of earnings, loans or other payments by our subsidiaries to us.

     Our subsidiaries are separate and distinct legal entities. Our subsidiaries have no

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obligation to pay any amounts due on the Notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries' earnings.

     Our right to receive any assets of any of our subsidiaries upon their liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.

     As of April 30, 2001, we had approximately $20,000 of indebtedness outstanding that would constitute senior indebtedness. The indenture does not limit our ability or the ability of our subsidiaries to incur senior indebtedness or any other indebtedness.

CERTAIN DEFINITIONS

     "credit facility" means that certain Demand Promissory Note Agreement dated as of May 2, 2000 with ABN AMRO Bank N.V., including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced, refinanced or restructured (including, without limitation, any amendment increasing the amount of available borrowing thereunder) from time to time and whether with the same or any other agent, lender or group of lenders.

     "designated senior indebtedness" means the credit facility and any other particular senior indebtedness that expressly provides that such senior indebtedness is "designated senior indebtedness" for purposes of the indenture.

     "indebtedness" means:

     (1) all of our indebtedness, obligations and other liabilities, contingent or otherwise, for borrowed money, including:

          - overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments; or

          - credit or loan agreements, bonds, debentures, notes or other written obligations, whether or not the recourse of the lender is to all of our assets or to only a portion thereof; other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;


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     (2)  all of our reimbursement obligations and other liabilities, contingent or otherwise, with respect to letters of credit, bank guarantees or bankers' acceptances;

     (3) all of our obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on our balance sheet;

     (4) all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind;

     (5) all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

     (6) all of our obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, in connection with the lease of real property or improvements (or any personal property included as part of any such lease) which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a residual value of leased property to the lessor and all of our obligations under such lease or related document to purchase or to cause a third party to purchase the leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with generally accepted accounting principles);

     (7) all of our obligations, contingent or otherwise, with respect to an interest rate, currency or other swap, cap, floor or collar agreement, hedge agreement, forward contract, or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

     (8) all of our direct or indirect guarantees or similar agreements to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of another person of the kind described in clauses (1) through (7); and

     (9) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications, supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through
          (8).

     "senior indebtedness" means the principal of, premium, if any, interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, indebtedness of Brooks whether secured or unsecured, absolute or contingent, due or to become due, outstanding


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on the date of the indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by Brooks, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing, unless in the case of any particular indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness shall not be senior in right of payment to the Notes or expressly provides that such indebtedness is on the same basis or junior to the Notes.

     Senior indebtedness does not include any indebtedness of Brooks to any subsidiary of Brooks or any obligation for federal, state, local or other taxes.

PROVISIONAL REDEMPTION

     We may redeem any portion of the Notes at any time prior to June 6, 2004 upon at least 20 and not more than 60 days' notice by mail to the holders of the Notes, at a redemption price equal to $1,000 per Note plus accrued and unpaid interest to but excluding the redemption date if (1) the closing price of our common stock has exceeded 150% of the conversion price for at least 20 trading days in any consecutive 30-day trading period ending on the trading day prior to the mailing of the notice of redemption and (2) the shelf registration statement covering resales of the Notes and the common stock is effective and expected to remain effective and available for use for the 30 days following the redemption date, unless registration is no longer required.

     If we redeem the Notes under these circumstances, we will make an additional "make whole" payment on the redeemed Notes equal to $142.50 per $1,000 Note, minus the amount of any interest actually paid on the Note prior to the redemption date. We must make these "make whole" payments on all Notes called for redemption, including Notes converted after the date we mailed the notice. The "make whole" payment for Notes converted shall not be reduced by accrued and unpaid interest. We may make these "make whole" payments, at our option, either in cash or in our common stock or a combination of cash and stock, if a shelf registration covering resales of such common stock is effective and expected to remain effective and available for use for the 30 days following the redemption date. We will specify the type of consideration for the "make whole" payment in the redemption notice. Payments made in our common stock will be valued at 97% of the average of the closing sales prices of our common stock for the five trading days ending on the day prior to the redemption date.

OPTIONAL REDEMPTION BY BROOKS

     Except as set forth under in the section entitled "-- Provisional Redemption," we may not redeem the Notes at our option prior to June 6, 2004. Thereafter, we may redeem the Notes at our option in whole, or in part, upon not less than 20 nor more than 60 days' notice by mail to holders of the Notes.

     The redemption prices (expressed as a percentage of principal amount) are as follows


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for Notes redeemed during the periods set forth below:



                                                            REDEMPTION
       PERIOD                                                 PRICE
       ------                                               ---------

       Beginning on June 6, 2004 through May 31, 2005.....   102.38%
       Beginning on June 1, 2005 through May 31, 2006.....   101.58%
       Beginning on June 1, 2006 through May 31, 2007.....   100.79%
       Beginning on June 1, 2007 and thereafter...........   100.00%

in each case together with accrued interest up to, but not including, the redemption date; provided that if the redemption date falls after an interest payment record date and on or before an interest payment date, then the interest payment shall be payable to holders of record on the relevant record date.

     If fewer than all of the Notes are redeemed, the trustee will select the Notes to be redeemed by lot, or in its discretion, on a pro rata basis. If any
Note is redeemed in part only, a new Note in principal amount equal to the unredeemed principal portion will be issued. If a portion of the Notes is selected for partial redemption and a holder converts a portion of their Notes, the converted portion will be deemed to be of the portion selected for redemption.

     No sinking fund is provided for the Notes.

PURCHASE OF NOTES AT THE HOLDER'S OPTION UPON A CHANGE IN CONTROL

     If a change in control occurs, the Note holders have the right to require us to purchase all or any part of the Notes 30 business days after the occurrence of a change in control at a purchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the purchase date. Notes submitted for purchase must be in a principal amount of $1,000 or multiples of $1,000.

     We will mail to the trustee and to each holder of a Note a written notice of the change in control within 10 business days after the occurrence of a change in control. This notice will state:

     -    the terms and conditions of the change in control;

     - the procedures required for exercise of the change in control purchase feature; and

     -    the holder's right to require Brooks to purchase the Notes.

     The Note holders must deliver written notice of their exercise of this purchase right to


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a paying agent at any time prior to the close of business on the business day prior to the change in control purchase date. The written notice must specify the Notes for which the purchase right is being exercised. If the Note holder wishes to withdraw this election, it must provide a written notice of withdrawal to the paying agent at any time prior to the close of business on the business day prior to the change in control purchase date.

     A change in control will be deemed to have occurred if any of the following occurs:

     - any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of shares of voting stock of Brooks representing 50% or more of the total voting power of all outstanding classes of voting stock of Brooks or such person or group has the power, directly or indirectly, to elect a majority of the members of the board of directors of Brooks;

     - Brooks consolidates with, or merges with or into, another person or Brooks sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of Brooks, or any person consolidates with, or merges with or into, Brooks, in any such event other than pursuant to a transaction in which the persons that "beneficially owned," directly or indirectly, the shares of voting stock of Brooks immediately prior to such transaction "beneficially own," directly or indirectly, shares of voting stock of Brooks, representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person; or

     -    Brooks is dissolved or liquidated.

     However, a change in control will not be deemed to have occurred if either:

     - the last sale price of our common stock for any five trading days during the ten trading days immediately preceding the change in control is at least equal to 105% of the conversion price in effect on such day; or

     - in the case of a merger or consolidation, all of the consideration excluding cash payments for fractional shares in the merger or consolidation constituting the change in control consists of common stock traded on a United States national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such change in control) and as a result of such transaction or transactions the Notes become convertible solely into such common stock.

     For purposes of this change in control definition:

     - "person" or "group" have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term "group" includes any group acting for the purpose of acquiring, holding or


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          disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

     - a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of the indenture, except that the number of shares of voting stock of Brooks will be deemed to include, in addition to all outstanding shares of voting stock of Brooks and unissued shares deemed to be held by the "person" or "group" or other person with respect to which the change in control determination is being made, all unissued shares deemed to be held by all other persons;

     - "beneficially owned" has a meaning correlative to that of beneficial owner;

     - "unissued shares" means shares of voting stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a change in control; and

     - "voting stock" means any class or classes of capital stock pursuant to which the holders of capital stock under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any person or other persons performing similar functions irrespective of whether or not, at the time capital stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

     The term "all or substantially all" as used in the definition of change in control will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase.

     We will:

     - comply with the provisions of Rule 13e-4 and Rule 14e-1, if applicable, under the Exchange Act;

     - file a Schedule TO or any successor or similar schedule if required under the Exchange Act; and

     - otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the Notes upon a change in control.

     This change in control purchase feature may make more difficult or discourage a takeover of Brooks and the removal of incumbent management. However, we are not aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the change in control purchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the change in control purchase feature is a


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result of negotiations between us and the initial purchasers of the Notes.

     We could, in the future, enter into certain transactions, including recapitalizations, that do not constitute a change in control but would increase the amount of indebtedness, including senior indebtedness, outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring indebtedness, including senior indebtedness, under the indenture. The incurrence of significant amounts of additional indebtedness could adversely affect our ability to service our debt, including the Notes.

     We may not repurchase any Note at any time when the subordination provisions of the indenture otherwise would prohibit us from making such repurchase. If we fail to repurchase the Notes when required, this failure will constitute an event of default under the indenture whether or not repurchase is permitted by the subordination provisions of the indenture.

     If a change in control were to occur, we may not have sufficient funds to pay the change in control purchase price for the Notes tendered by holders. In addition, we may in the future incur indebtedness that has similar change of control provisions that permit holders of that debt to accelerate or require us to repurchase that indebtedness upon the occurrence of events similar to a change in control. Our failure to repurchase the Notes upon a change in control will result in an event of default under the indenture, whether or not the purchase is permitted by the subordination provisions of the indenture.

EVENTS OF DEFAULT

     Each of the following will constitute an event of default under the indenture:

     (1) we fail to pay principal or premium, if any, on any Note when due, whether or not prohibited by the subordination provisions of the indenture;

     (2) we fail to pay any interest on any Note when due if such failure continues for 30 days, whether or not prohibited by the subordination provisions of the indenture;

     (3) we fail to perform any other covenant required of us in the indenture if such failure continues for 60 days after notice is given in accordance with the indenture;

     (4) we fail to pay the purchase price of any Note when due, whether or not prohibited by the subordination provisions of the indenture;

     (5)  we fail to provide timely notice of a change in control; or

     (6)  certain events in bankruptcy, insolvency or reorganization of Brooks.

     If an event of default, other than an event of default described in clause
(6) above, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate


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


principal amount of the outstanding Notes may declare the principal amount of the Notes to be due and payable immediately. If an event of default described in clause (6) above occurs, the principal amount of the Notes will automatically become immediately due and payable. Any payment by us on the Notes following any such acceleration will be subject to the subordination provisions described above.

     After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the Notes may, under certain circumstances, rescind and annul such acceleration.

     Subject to the trustee's duties in the case of an event of default, the trustee is not obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the trustee reasonable indemnity. Subject to the trustee's indemnification, the holders of a majority in aggregate principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes.

     No holder has any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

     - the holder has previously given to the trustee written notice of a continuing event of default;

     - the holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request and have offered reasonable indemnity to the trustee to institute such proceeding as trustee;

     - the trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

     - the holders of a majority in principal amount of the outstanding Notes have not given the trustee a direction inconsistent with the request within the 60-day period.

     However, these limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or any premium or interest on any Note on or after the applicable due date or the right to convert the Note.

     Generally, the holders of not less than a majority of the aggregate principal amount of outstanding Notes may waive any default or event of default unless:

     -    we fail to pay principal, premium or interest on any Note when due;

     -    we fail to convert any Note into common stock; or

     - we fail to comply with any of the provisions of the indenture that would require the


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


          consent of the holder of each outstanding Note affected.

     We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not Brooks, to the officer's knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any successor person, unless:

     - the successor person, if any, is a corporation or limited liability company organized and existing under the laws of the United States, or any state of the United States, and assumes our obligations on the Notes and under the indenture;

     - immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

     -    other conditions specified in the indenture are met.

REGISTRATION RIGHTS

     The following summary of the registration rights provided in the registration rights agreement and the Notes is not complete. The registration rights agreement attached hereto has a full description of the registration rights that apply to the Notes.

     We have agreed to file a shelf registration statement under the Securities Act within 90 days after the first date of original issuance of the Notes to register resales of the Notes and the shares of common stock into which the Notes are convertible, referred to as registrable securities. We will use commercially reasonable efforts to have this shelf registration statement declared effective within 180 days after the first date of original issuance of the Notes, and to keep it effective until the earliest of:

     (1)  two years after the closing date;

     (2) the date when all registrable securities shall have been registered under the Securities Act and disposed of; and

     (3) the date on which all registrable securities (other than those held by affiliates of Brooks) are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act.


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


     We are permitted to suspend the use of the prospectus which is a part of the registration statement for a period not to exceed 90 consecutive days or an aggregate of 120 days in any twelve-month period under certain circumstances relating to pending corporate developments, public filings with the Securities and Exchange Commission and similar events.

     A holder of registrable securities that sells registrable securities pursuant to the shelf registration statement generally is required to provide information about itself and the specifics of the sale, be named as a selling security holder in the related prospectus and deliver a prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act in connection with such sales and be bound by the provisions of the registration rights agreements which are applicable to such holder.

     If:

     (1) on or prior to the 90th day after the first date of original issuance of the Notes, the shelf registration statement has not been filed with the SEC;

     (2) on or prior to the 180th day after the first date of original issuance of the Notes, the shelf registration statement has not been declared effective by the SEC;

     (3) we fail with respect to a Note holder that supplies the questionnaire described below to supplement the shelf registration statement in a timely manner in order to name additional selling securities holders; or

     (4) after the shelf registration statement has been declared effective, such shelf registration statement ceases to be effective or fails to be usable in connection with resales of Notes and the common stock issuable upon the conversion of the Notes in accordance with and during the periods specified in the registration rights agreement and
          (A) we do not cure the shelf registration statement within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (B) if applicable, we do not terminate the suspension period described above by the 90th day, as the case may be;

(each such event referred to in clauses (1) through (4), a registration default), additional interest will accrue daily on registrable securities over and above the rate set forth in the title of the Notes, from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured, at the annual rate of 0.5% for the Notes or, if applicable, on an equivalent basis per share (subject to adjustment in the case of stock splits, stock recombinations, stock dividends and the like) of common stock constituting registrable securities. We have no other liabilities for monetary damages with respect to our registration obligations. With respect to each holder our obligations to pay additional interest remain in effect only so long as the Notes and the common stock issuable upon the conversion of the Notes held by the holder are "registrable securities" within the meaning of the registration rights agreement.

     We will give notice of our intention to file the shelf registration statement, which we refer to as a filing notice, to each of the holders of the Notes in the same manner as we would give notice to holders of Notes under the indenture. The filing notice will seek, among other things, a determination from each of such holders as to whether such holder elects to have its Notes and the common stock issuable on conversion thereof registered for sale pursuant to the shelf registration statement.

     Any beneficial owner of Notes wishing to include its registrable securities must deliver to us a properly completed and signed selling security holder notice and questionnaire. (Depending on how quickly the shelf registration statement is declared effective, a holder who responds at the end of the period may not have its registrable securities included until after the shelf registration statement is declared effective.). No holder (other than the initial purchasers of the Notes) is entitled to have the registrable securities held by it covered by such shelf registration statement unless such holder agrees in writing to be bound by all the provisions of the registration rights agreement applicable to such holder.

     The holders of the Notes are required to deliver the questionnaire prior to the effectiveness of the shelf registration statement so that they can be named as selling security holders in the prospectus. Upon receipt of the completed questionnaire after the effectiveness of the shelf registration statement, we will, as promptly as practicable but in any event within five business days of receipt, file any amendments or supplements to the shelf registration statement so that such holder may use the prospectus, subject to our right to suspend under certain circumstances. We will pay additional interest to the such holders if we fail to make this filing in the required time as described above. If this filing requires a post-effective amendment to the shelf registration statement we will pay additional interest if this amendment is not declared effective within 30 business days of the filing of the post-effective amendment. Under the registration rights agreement the Note holders are required to deliver a prospectus to purchasers and are be bound by the provisions of the agreement.

     We will pay all expenses of the shelf registration statement, provide each holder that is selling registrable securities pursuant to the shelf registration statement copies of the related prospectus and take other actions as are required to permit, subject to the foregoing, registered resales of the registrable securities.

SATISFACTION AND DISCHARGE

     We may discharge our obligations under the indenture while Notes remain outstanding if (1) all outstanding Notes will become due and payable at their scheduled maturity within 90 days or (2) all outstanding Notes have been called for redemption within 90 days and in either case we have deposited with the trustee an amount sufficient to pay and discharge all outstanding Notes on the date of their scheduled maturity or the scheduled date of redemption.

     The foregoing summary of the transaction is qualified in all respects by reference to the documents filed as exhibits hereto.


     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


Item No.       Description
--------       -----------

4.1 Indenture dated as of May 23, 2001 between Brooks and State Street Bank and Trust Company (as Trustee)

4.2 Registration Rights Agreement dated May 23, 2001 among Brooks and Credit Suisse First Boston Corporation and SG Cowen Securities Corporation (as representatives of several purchasers)

4.3 4.75% Convertible Subordinated Note of Brooks in the principal amount of $175,000,000.00 dated as of May 23, 2001

10.1 Purchase Agreement dated May 17, 2001 among Brooks and Credit Suisse First Boston Corporation and SG Cowen Securities Corporation (as representatives of several purchasers)



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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 29, 2001                  BROOKS AUTOMATION, INC.

                                      By: /s/ Ellen B. Richstone
                                          --------------------------------------
                                      Ellen B. Richstone, Senior Vice President,
                                      Finance and Administration and Chief
                                      Financial Officer





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